Execution Copy

Confirmation of OTC Convertible Note Hedge

Date:	June 19, 2007

To:	Iconix Brand Group, Inc. (“Counterparty”)
Attention: Chief Executive Officer
Telephone No.: 212 730 0030
Facsimile No.: 212 391 0127

From:	Lehman Brothers Inc., acting as Agent
Lehman Brothers OTC Derivatives Inc., acting as Principal (“Lehman Brothers”)
Attention: Andrew Yare - Transaction Management Group Telephone: (212) 526-9986 Facsimile: (646) 885-9546

Global Deal ID: 311 7730

Dear Sir / Madam:

The purpose of this letter agreement (this “Confirmation”) is to amend and restate the terms and conditions of the above-referenced transaction entered into among Counterparty, Lehman Brothers and Lehman Brothers Inc., (the “Agent” or “LBI”) on the Trade Date specified below (the “Transaction”). This Confirmation amends, restates and supercedes in its entirety the Confirmation in respect of the Transaction dated as of June 14, 2007. This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below. Lehman Brothers OTC Derivatives Inc. is not a member of the Securities Investor Protection Corporation.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the Swap Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern, and in the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Share Option Transaction” for purposes of the Equity Definitions and a “Swap Transaction” for the purposes of the Swap Definitions.

This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. This Confirmation (notwithstanding anything to the contrary herein), shall be subject to, and form part of, an agreement in the 1992 form of the ISDA Master Agreement (Multicurrency Cross Border) (the “Master Agreement” or “Agreement”) as if we had executed an agreement in such form (but without any Schedule and with the elections specified in the “ISDA Master Agreement” Section of this Confirmation) on the Trade Date. In the event of any inconsistency between the provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction. The parties hereby agree that the Transaction evidenced by this Confirmation shall be the only Transaction subject to and governed by the Agreement.

The parties acknowledge that this Confirmation is entered into on the date hereof with the understanding that the provisions of the Note Indenture (as defined below) that are referred to herein will conform to the descriptions thereof in the Offering Memorandum dated June 14, 2007 (the "Offering Memorandum") relating to the Reference Notes (as defined below). The parties agree that in the event of any inconsistency between the Note Indenture and Offering Memorandum, the parties will amend this Confirmation in good faith to preserve the intent of the parties.

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	June 14, 2007

Effective Date:	The date of issuance of the Reference Notes.

Option Style:	Modified American, as described under “Settlement Terms” below.

Option Type:	Call

Seller:	Lehman Brothers

Buyer:	Counterparty

Shares:
The shares of common stock, $0.001 par value, of Counterparty (Security Symbol: “ICON” or such other securities or property into which the Reference Notes are convertible on the date of determination in accordance with the Note Indenture.

Premium:	$30,521,000.00

Premium Payment Date:	The Effective Date.

Exchange:	NASDAQ Global Market

Related Exchange(s):	All Exchanges

Reference Notes:	1.875% Convertible Senior Subordinated Notes due 2012, original principal amount $287,500,000

Applicable Portion of the Reference Notes:
40.00%. For the avoidance of doubt, the Calculation Agent shall, as it deems necessary, take into account the Applicable Portion of the Reference Notes in determining or calculating any delivery or payment obligations hereunder, whether upon a Conversion Date (as defined below) or otherwise.

Note Indenture:
The indenture, dated as of closing of the issuance of the Reference Notes, between Counterparty and The Bank of New York, as trustee relating to the Reference Notes, as the same may be amended, modified or supplemented from time to time. Certain defined terms used herein have the meanings assigned to them in the Note Indenture.

Procedures for Exercise:

Potential Exercise Dates:	As specified below under “Exercise Notice”.

Conversion Date:
Each “conversion date” for any Reference Note pursuant to the terms of the Note Indenture occurring before the Expiration Date.

The principal amount of Reference Notes converted on each Conversion Date shall be the “Conversion Amount” for such Conversion Date.

Global Deal ID: 311 7730

If the Conversion Amount for any Conversion Date is less than the aggregate principal amount of Reference Notes then outstanding, then the terms of this Transaction shall continue to apply, subject to the terms and conditions set forth herein, with respect to the remaining outstanding principal amount of the Reference Notes. For the avoidance of doubt, an exchange in lieu of conversion pursuant to Section 4.02(d) of the Note Indenture shall not be considered a conversion of the Reference Notes surrendered to a financial institution pursuant to such Section 4.02(d).

Exercise Period:	The period from and excluding the Effective Date to and including the Expiration Date.

Expiration Date:
The earliest of (i) the maturity date of the Reference Notes, (ii) the first day on which none of such Reference Notes remain outstanding, whether by virtue of conversion, issuer repurchase or otherwise and (iii) the designation of an Early Termination Date hereunder in respect of the termination of the Transaction in whole but not in part in accordance with this Agreement.

Exercise Notice:
Notwithstanding anything to the contrary in the Equity Definitions, in order to exercise any Options hereunder, Buyer shall provide Seller with written notice (“Exercise Notice”) prior to 5:00 p.m. New York City time on the Scheduled Trading Day prior to the first Trading Day in the Conversion Reference Period (both as defined in the Note Indenture) relating to the Reference Notes converted on the relevant Conversion Date of (i) the number of Reference Notes being converted on the relevant Conversion Date, (ii) the first Trading Day in the relevant Conversion Reference Period for the Reference Notes, and (iii) the applicable Cash Percentage (as defined in the Note Indenture), if any; provided that with respect to Reference Notes converted during the period beginning on June 1, 2012 and ending on the business day immediately preceding the Final Maturity Date (as defined in the Note Indenture) of the Reference Notes, the related Exercise Notice need not contain the information specified in clause (i) of this sentence and, in order to exercise any Options hereunder, Buyer shall deliver to Seller prior to 5:00 p.m. New York City time on the Scheduled Trading Day prior to such Final Maturity Date a written notice (“Supplemental Exercise Notice”) setting forth the number of Reference Notes converted during such period; and provided further that the delivery by Buyer of an Exercise Notice after the Conversion Reference Period has commenced but prior to the close of business on the fifth Trading Day of such Conversion Reference Period shall be effective, in which case the Settlement Method shall be Net Share Settlement but without regard to subsection (ii) of the definition of Net Share Settlement and subject to adjustments to the Net Share Settlement Amount as specified below.

Seller’s Telephone Number and Telex and/or Facsimile Number and Contact Details for purpose of Giving Notice:
           Address:     Lehman Brothers Inc., acting as Agent
                Lehman Brothers OTC Derivatives Inc., acting as Principal
                745 Seventh Avenue
                New York, NY 10019

Attention:  Andrew Yare - Transaction Management Group
Telephone: 212 526 9986
Facsimile:  646 885 9546

Settlement Terms:

Global Deal ID: 311 7730

Settlement Method Election:
Net Share Settlement or Net Cash Settlement consistent with Buyer’s election with respect to the Reference Notes converted on the applicable Conversion Date; provided that Net Share Settlement shall apply in the event that Buyer elects to deliver any Shares in connection with the applicable Conversion Date; and provided further that it shall be a condition for Buyer’s right to elect Net Cash Settlement or settlement pursuant to clause (ii) of Net Share Settlement that Buyer delivers to Seller with the related Exercise Notice a representation signed by Buyer that Buyer has publicly disclosed all material information necessary for Buyer to be able to purchase or sell Shares in compliance with applicable federal securities laws.

Electing Party:	Buyer

Settlement Date:
Subject to the delivery of an Exercise Notice and, if applicable, a Supplemental Exercise Notice to the Seller, the third (3rd) Exchange Business Day following the final Trading Day in the applicable Conversion Reference Period in respect of the relevant Conversion Date.

Net Share Settlement:
In lieu of the obligations set forth in Sections 8.1 and 9.1 of the Equity Definitions, Seller shall deliver to Buyer on the related Settlement Date (i) a number of Shares equal to the related Net Share Settlement Amount, provided that in the event that the number of Shares calculated comprises any fractional Share, only whole Shares shall be delivered and an amount equal to the value of such fractional Share shall be payable by Seller to Buyer in cash and (ii) (x) an amount in cash equal to the cash amount, if any, paid by Buyer in excess of the principal amount of the applicable Reference Notes for such Conversion Date under the Note Indenture multiplied by (y) the Applicable Portion of the Reference Notes, provided that the delivery obligation set forth in clause (i) and (ii) of this paragraph shall be determined excluding any Shares or cash that Counterparty is obligated to deliver to holders of the applicable Reference Notes as a result of (a) any discretionary adjustments to the Conversion Rate by Counterparty or (b) in the event of a make-whole adjustment to the Conversion Rate following a specified accounting change as described in the Offering Memorandum under “Description of Notes - Make whole premium upon a specified accounting change,” such portion of such adjustment as is set forth in clause (B) of the final sentence of the first paragraph under “Description of Notes - Make whole premium upon a specified accounting change” (corresponding to an additional number of Shares equivalent to $20 per $1,000 principal amount of Reference Notes). The provisions of Sections 9.1(c), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions shall apply to any delivery of Shares hereunder, provided that the Representation and Agreement in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws as a result of the fact that Buyer is the issuer of the Shares.

Net Cash Settlement:	In lieu of the obligations set forth in Section 8.1 of the Equity Definitions, on the Settlement Date Seller shall deliver to Buyer an amount in cash equal to the related Net Cash Settlement Amount.

Net Share Settlement Amount:
For each Conversion Date, the number of Shares equal to the Shares delivered by Buyer for such Conversion Date as required under the Note Indenture multiplied by the Applicable Portion of the Reference Notes; provided that if an Exercise Notice with respect to such Conversion Date has not been delivered to the Seller prior to the first Trading Day of the Conversion Reference Period applicable to such Conversion Date, the Net Share Settlement Amount for such Conversion Date shall be adjusted by the Calculation Agent to account for the consequences of the reduced number of Trading Days from the delivery of the Exercise Notice to the end of the applicable Conversion Reference Period with respect to such Conversion Date. No reduction of the Net Share Settlement Amount shall reduce the Net Share Settlement Amount below zero.

Global Deal ID: 311 7730

Net Cash Settlement Amount:
For each Conversion Date, an amount equal to the cash delivered by the Buyer in excess of the principal amount of the applicable Reference Notes for such Conversion Date as required under the Note Indenture multiplied by the Applicable Portion of the Reference Notes, provided that such cash amount shall be determined excluding any cash that Counterparty is obligated to deliver to holders of the applicable Reference Notes as a result of any adjustments to the Conversion Rate described in clauses (a) or (b) under “Net Share Settlement” above.

Adjustments:

Method of Adjustment:
Calculation Agent Adjustment; provided that the terms of this Transaction shall be adjusted in accordance with adjustments of the Conversion Rate of the Reference Notes as provided in the Note Indenture; provided further (without limitation of the provisions set forth above under “Net Share Settlement” and “Net Cash Settlement Amount”) that no adjustment in respect of any Potential Adjustment Event or Extraordinary Event shall be made hereunder as a result of any adjustments to the Conversion Rate described in clauses (a) or (b) under “Net Share Settlement” above.

Potential Adjustment Event:
Notwithstanding Section 11.2(e) of the Equity Definitions, a “Potential Adjustment Event” means, subject to the preceding paragraph, the occurrence of an event or condition that would result in an adjustment of the Conversion Rate of the Reference Notes pursuant to the Note Indenture.

Extraordinary Events:

Merger Events:	Notwithstanding Section 12.1(b) of the Equity Definitions, a “Merger Event” means the occurrence of any event or condition to which Section 4.10 of the Note Indenture applies.

Consequences for Merger Events:

Share-for-Share:	The Transaction will be adjusted in accordance with the Reference Notes as provided in the Note Indenture.

Share-for-Other:	The Transaction will be adjusted in accordance with the Reference Notes as provided in the Note Indenture.

Share-for-Combined:	The Transaction will be adjusted in accordance with the Reference Notes as provided in the Note Indenture.

Tender Offer:
Applicable, subject to “Consequences of Tender Offers” below.
Notwithstanding Section 12.1(d) of the Equity Definitions, “Tender Offer” means the occurrence of any event or condition set forth in Section 4.06(a)(7) of the Note Indenture.

Global Deal ID: 311 7730

Consequences of Tender Offers:	The Transaction will be adjusted in accordance with the Reference Notes as provided in the Note Indenture.

Nationalization, Insolvency and Delisting:
Cancellation and Payment (Calculation Agent Determination), provided that Buyer shall have the right to elect in its sole discretion whether any Cancellation Amount shall be settled in cash or Shares. In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable

Failure to Deliver:
Applicable as amended by this Agreement. If there is inability in the market to deliver Shares due to illiquidity on a day that would have been a Settlement Date, then the Settlement Date shall be the first succeeding Exchange Business Day on which there is no such inability to deliver, but in no such event shall the Settlement Date be later than the date that is two (2) Exchange Business Days immediately following what would have been the Settlement Date but for such inability to deliver.

Insolvency Filing:	Applicable

Hedging Disruption Event:	Not Applicable

Increased Cost of Hedging:	Not Applicable

Loss of Stock Borrow:	Not Applicable

Increased Cost of Stock Borrow:	Not Applicable

Hedging Party:	Not Applicable

Determining Party:	Seller

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Global Deal ID: 311 7730

Additional Agreements, Representations and Covenants of Buyer, Etc.:

1.
Buyer hereby represents and warrants to Seller, on each day from the Trade Date to and including the earlier of (i) July 20, 2007 and (ii) the date by which Seller is able to initially complete a hedge of its position relating to this Transaction, that:

a.
it will effect (and cause any “affiliated purchaser” (as defined in Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to effect) any purchases, direct or indirect (including by means of any cash-settled or other derivative instrument), of Shares or any security convertible into or exchangeable or exercisable for Shares solely through Agent in a manner that would not cause any purchases by Seller of its hedge in connection with this Transaction not to comply applicable securities laws;

b.
it will not engage in, or be engaged in, any “distribution,” as such term is defined in Regulation M promulgated under the Exchange Act, other than a distribution meeting the requirements of the exceptions set forth in sections 101(b)(10) and 102(b)(7) of Regulation M (it being understood that Buyer makes no representation pursuant to this clause in respect of any action or inaction taken by Seller or any initial purchaser of the Reference Notes); and

c.	Buyer has publicly disclosed all material information necessary for Buyer to be able to purchase or sell Shares in compliance with applicable federal securities laws.

2.
If Buyer would be obligated to pay cash (other than payment of the Premium) to, receive cash from, Seller pursuant to the terms of this Agreement for any reason without having had the right (other than pursuant to this paragraph (2)) to elect to deliver or receive Shares in satisfaction of such payment obligation, then Buyer may elect (by giving notice to Seller no later than 8 a.m. New York time on the Exchange Business Day immediately following the date of occurrence of the event giving rise to such payment obligation) that such payment obligation shall be satisfied by the delivery of a number of Shares (or, if the Shares have been converted into other securities or property in connection with an Extraordinary Event, a number or amount of such other securities or property as a holder of Shares would be entitled to receive upon the consummation or closing of such Extraordinary Event) having a cash value equal to the amount of such payment obligation. Such number or amount of Shares or other securities or property to be delivered shall be determined by the Calculation Agent to be the number of Shares or number or amount of such other securities or property that could be purchased or sold, as applicable, over a reasonable period of time with the cash equivalent of such payment obligation). Settlement relating to any delivery of Shares or other securities or property pursuant to this paragraph (2) shall occur within a reasonable period of time. Notwithstanding anything herein or in the Agreement to the contrary, the aggregate number of Shares that Counterparty may be required to deliver to Lehman Brothers under this Transaction shall not exceed 6,259,076 Shares, as adjusted by the Calculation Agent to account for any subdivision, stock-split, stock combination, reclassification or similar dilutive or anti-dilutive event with respect to the Shares.

3.
Notwithstanding any provision in the Note Indenture, this Confirmation or the Agreement to the contrary, each of the “Applicable Conversion Rate” (as such term is defined in the Note Indenture), the Net Share Settlement Amount, the Net Cash Settlement Amount and any other amount hereunder determined by reference to the Applicable Conversion Rate shall be determined without regard to any provisions in the Note Indenture allowing Counterparty to unilaterally increase the “Applicable Conversion Rate.”

4.	Counterparty is not, and after giving effect to the Transaction contemplated hereby, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Global Deal ID: 311 7730

5.
As of the Trade Date and each date on which a payment or delivery is made by Counterparty hereunder, (i) the assets of Counterparty at their fair valuation exceed the liabilities of Counterparty, including contingent liabilities; (ii) the capital of Counterparty is adequate to conduct its business; and (iii) Counterparty has the ability to pay its debts and other obligations as such obligations mature and does not intend to, or believe that it will, incur debt or other obligations beyond its ability to pay as such obligations mature.

6.	The representations and warranties set forth in Section 1 of the Purchase Agreement (as defined below) are hereby deemed to be repeated to Lehman Brothers as if set forth herein.

Additional Termination Events:

The occurrence of any of the following shall be an Additional Termination Event for purposes of this Transaction:

1.
Amendment Event. If an Amendment Event (as defined below) occurs, Lehman Brothers shall have the right to designate an Early Termination Date pursuant to Section 6(b) of the Agreement with respect to this Transaction only and, notwithstanding anything to the contrary herein, no payments shall be required hereunder in connection with such Amendment Event.

“Amendment Event” means that the Counterparty, without Lehman Brothers’ consent, amends, modifies, supplements or obtains a waiver of (a) any term of the Note Indenture (as in effect prior to such amendment, modification, supplement or waiver) or the Reference Notes relating to the principal amount, coupon, maturity, repurchase obligation of the Counterparty or redemption right of the Counterparty, (b) any term relating to conversion of the Reference Notes, including, without limitation, any changes to the conversion price, conversion settlement dates or conversion conditions or (c) any term that would require consent of the holders of 100% of the principal amount of the Reference Notes to amend;

2.
Repayment Event. If a Repayment Event (as defined below) occurs, Lehman Brothers shall have the right to designate an Early Termination Date pursuant to Section 6(b) of the Agreement with respect to this Transaction only to the extent of the principal amount of Reference Notes that cease to be outstanding as a result of such Repayment Event and, notwithstanding anything to the contrary herein, no payments shall be required hereunder in connection with such Repayment Event.

“Repayment Event” means that (a) any Reference Notes are repurchased (whether in connection with or as a result of a fundamental change, howsoever defined, or for any other reason) by the Counterparty, (b) any Reference Notes are delivered to the Counterparty in exchange for delivery of any property or assets of the Counterparty or any of its subsidiaries (howsoever described), other than as a result of and in connection with a Conversion Date, (c) any principal of any of the Reference Notes is repaid prior to the Final Maturity Date (as defined in the Note Indenture) (whether following acceleration of the Reference Notes or otherwise), provided that no payments of cash made in respect of the conversion of a Reference Note shall be deemed a payment of principal under this clause (c), (d) any Reference Notes are exchanged by or for the benefit of the holders thereof for any other securities of the Counterparty or any of its Affiliates (or any other property, or any combination thereof) pursuant to any exchange offer or similar transaction or (e) any of the Reference Notes is surrendered by Counterparty to the trustee for cancellation, other than registration of a transfer of such Reference Notes or as a result of and in connection with a Conversion Date.

3.
Initial Purchase Event. If an Initial Purchase Event (as defined below) occurs, this Transaction shall terminate automatically in its entirety and, notwithstanding anything to the contrary herein, only the payments specified below shall be required hereunder in connection with such Initial Purchase Event.

“Initial Purchase Event” means that the transactions contemplated by the Purchase Agreement between the Counterparty, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc., dated as of June 14, 2007, (the “Purchase Agreement”) shall fail to close for any reason by the closing date for the offering of the Reference Notes as specified in the Purchase Agreement.

Global Deal ID: 311 7730

If an Initial Purchase Event occurs for any reason other than a breach of the Purchase Agreement by the Initial Purchasers, then all payments previously made hereunder shall be returned to the person making such payment, including the Premium, less an amount equal to the sum of (X) the product of (a) 3,628,450 Shares, (b) 0.50 and (c) an amount equal to the excess, if any, of the closing price of the Shares on the Trade Date over the closing price of the Shares on the date of the Termination Event plus (Y) the product of (a) 544,268 Shares, (b) 0.50 and (c) an amount equal to the excess, if any, of the closing price of the Shares on the date hereof over the closing price of the Shares on the date of the Termination Event (such sum, the “Break Expense”); provided that any negative amount shall be replaced by zero and provided further that to the extent the Premium has not been paid, Buyer shall promptly pay Seller the Break Expense. Seller and Buyer agree that actual damages would be difficult to ascertain under these circumstances and that the amount of liquidated damages resulting from the determination in the preceding sentence is a good faith estimate of such damages and not a penalty.

If an Initial Purchase Event occurs due to a breach of the Purchase Agreement by the Initial Purchasers, then all payments previously made hereunder, including the Premium, promptly shall be returned to the person making such payment and no payments shall be required hereunder in connection with such Initial Purchase Event.

Staggered Settlement:

If Seller determines reasonably and in good faith that the number of Shares required to be delivered to Buyer hereunder on any Settlement Date would exceed 8.0% of all outstanding Shares, then Seller may, by notice to Buyer on or prior to such Settlement Date (a “Nominal Settlement Date”), elect to deliver the Shares comprising the related Net Share Settlement Amount on two or more dates (each, a “Staggered Settlement Date”) or at two or more times on the Nominal Settlement Date as follows:

1.
in such notice, Seller will specify to Buyer the related Staggered Settlement Dates (the first of which will be such Nominal Settlement Date and the last of which will be no later than twenty (20) Trading Days following such Nominal Settlement Date) or delivery times and how it will allocate the Shares it is required to deliver hereunder among the Staggered Settlement Dates or delivery times;

2.
the aggregate number of Shares that Seller will deliver to Buyer hereunder on all such Staggered Settlement Dates or delivery times will equal the number of Shares that Seller would otherwise be required to deliver on such Nominal Settlement Date; and

3.
the Net Share Settlement terms will apply on each Staggered Settlement Date, except that the Shares comprising the Net Share Settlement Amount will be allocated among such Staggered Settlement Dates or delivery times as specified by Seller in the notice referred to in clause (1) above.

Notwithstanding anything herein to the contrary, solely in connection with a Staggered Settlement Date, Seller shall be entitled to deliver Shares to Buyer from time to time prior to the date on which Seller would be obligated to deliver them to Buyer pursuant to Net Share Settlement terms set forth above, and Buyer agrees to credit all such early deliveries against Seller’s obligations hereunder in the direct order in which such obligations arise. No such early delivery of Shares will accelerate or otherwise affect any of Buyer’s obligations to Seller hereunder.

Disposition of Hedge Shares:

Counterparty hereby agrees that if, in the reasonable judgment of Seller based on advice of counsel, the Shares acquired by Seller for the purpose of hedging its obligations pursuant to the Transaction (the “Hedge Shares”) cannot be sold in the U.S. public market by Seller without registration under the Securities Act, Counterparty shall, at its election: (i) in order to allow Seller to sell the Hedge Shares in a registered offering, make available to Seller an effective registration statement under the Securities Act to cover the resale of such Hedge Shares and (a) enter into an agreement, in form and substance mutually acceptable to Buyer and Seller, substantially in the form of an underwriting agreement for a registered offering, (b) provide accountant’s “comfort” letters in customary form for registered offerings of equity securities, (c) provide disclosure opinions of nationally recognized outside counsel to Counterparty reasonably acceptable to Seller, (d) provide other customary opinions, certificates and closing documents customary in form for registered offerings of equity securities and (e) afford Seller a reasonable opportunity to conduct a “due diligence” investigation with respect to Counterparty customary in scope for underwritten offerings of equity securities; provided, however, that if Seller, in its reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) or clause (iii) of this Section shall apply at the election of Counterparty; (ii) in order to allow Seller to sell the Hedge Shares in a private placement, enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance mutually acceptable to Buyer and Seller, including customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Seller, due diligence rights (for Seller or any designated buyer of the Hedge Shares from Seller), opinions and certificates and such other documentation as is customary for private placements agreements, all reasonably acceptable to Seller (in which case, the Calculation Agent shall make any adjustments to the terms of the Transaction that are necessary to compensate Seller for any discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement); or (iii) purchase the Hedge Shares from Seller at the VWAP Price on such Exchange Business Days, and in the amounts, requested by Seller. “VWAP Price” means, on any Exchange Business Day, the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page ICON <equity> VAP (or any successor thereto) in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Exchange Business Day (or if such volume-weighted average price is unavailable, the market value of one Share on such Exchange Business Day, as determined by the Calculation Agent using a volume-weighted method).

Global Deal ID: 311 7730

Repurchase Notices:

Counterparty shall, on any day on which Counterparty effects any repurchase of Shares, promptly give Seller a written notice of such repurchase (a “Repurchase Notice”) on such day if following such repurchase, the Notice Percentage as determined on such day is (i) greater than 6% and (ii) greater by 0.5% than the Notice Percentage included in the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, greater than the Notice Percentage as of the date hereof). In the event that Counterparty fails to provide Seller with a Repurchase Notice on the day and in the manner specified in this section, then Counterparty agrees to indemnify and hold harmless Seller, its affiliates and their respective directors, officers, employees, agents and controlling persons (Seller and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities (or actions in respect thereof), joint or several, to which such Indemnified Party may become subject under applicable securities laws, including without limitation, Section 16 of the Exchange Act, relating to or arising out of such failure. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all reasonable and documented expenses (including reasonable counsel fees and expenses) as they are incurred (after notice to Counterparty) in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. This indemnity shall survive the completion of the Transaction contemplated by this Confirmation and any assignment and delegation of the Transaction made pursuant to this Confirmation or the Agreement shall inure to the benefit of any permitted assignee of Seller. Counterparty will not be liable to an Indemnified Party under this Indemnity provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from that Indemnified Party’s gross negligence or willful misconduct. The “Notice Percentage” as of any day is the fraction, expressed as a percentage, (i) the numerator of which is the product of (a) the Applicable Portion of the Reference Notes, (b) the number of outstanding Reference Notes and (c) a number of Shares per Reference Note equal to the Conversion Rate (as defined in the Note Indenture) and (ii) the denominator of which is the number of Shares outstanding on such day.

Global Deal ID: 311 7730

Conversion Rate Adjustment Notices

In connection with any adjustments to the Conversion Rate under the terms of the Note Indenture, Counterparty shall provide to Lehman Brothers a copy of the notice of adjustment required to be delivered to the Trustee pursuant to Section 4.08 of the Note Indenture concurrently with filing of such notice with the Trustee.

Compliance with Securities Laws:
Each party represents and agrees that, in connection with this Transaction and all related or contemporaneous sales and purchases of Shares by either party, Buyer, or in the case of Seller, the person(s) that directly influences the specific trading decisions of Seller, has complied and will comply with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, and the rules and regulations each thereunder, including, without limitation, Section 9(a) of, and Rules 10b-5 and 13e and Regulation M under, the Exchange Act; provided that each party shall be entitled to rely conclusively on any information communicated by the other party concerning such other party’s market activities.

Each party acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof. Accordingly, Buyer represents and warrants to Seller that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act and (iii) the disposition of the Transaction is restricted under this Confirmation, the Securities Act and state securities laws.

Buyer further represents:

(a) Buyer is not entering into this Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);

(b) Buyer acknowledges that as of the date hereof and without limiting the generality of Section 13.1 of the Equity Definitions, Seller is not making any representations or warranties with respect to the treatment of the Transaction under FASB Statements 149 or 150, EITF Issue No. 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

Account Details:	Account for payments to Buyer: To be advised Account for payment to Seller: To be advised Accounts for deliveries of Shares: To be advised

Bankruptcy Rights:
In the event of Buyer’s bankruptcy, Seller’s rights in connection with this Transaction shall not exceed those rights held by common shareholders. For the avoidance of doubt, the parties acknowledge and agree that Seller’s rights with respect to any other claim arising from this Transaction prior to Buyer’s bankruptcy shall remain in full force and effect and shall not be otherwise abridged or modified in connection herewith.

Set-Off:	Each party waives any and all rights it may have to set-off, whether arising under any agreement, applicable law or otherwise.

Global Deal ID: 311 7730

Collateral:	None.

Transfer:
Buyer shall have the right to assign its rights and delegate its obligations hereunder with respect to any portion of this Transaction, subject to Seller’s consent, such consent not to be unreasonably withheld; provided that such assignment or transfer shall be subject to receipt by Seller of opinions and documents reasonably satisfactory to Seller and effected on terms reasonably satisfactory to the Seller with respect to any legal and regulatory requirements relevant to the Seller; provided further that Buyer shall not be released from its obligation to deliver any Exercise Notice or its obligations pursuant to “Disposition of Hedge Shares”, “Repurchase Notices” or “Conversion Rate Adjustment Notices” above. Buyer agrees that it shall not be unreasonable for Seller to withhold its consent to any assignment or transfer if Seller determines, based upon the advice of outside counsel, that the assignment or transfer would be inadvisable because it could cause the hedging activities of Seller, or of Buyer’s transferee, related to the transactions contemplated in connection with the issuance of the Reference Notes to fail to comply with applicable securities laws or regulations.

If, as determined in Seller’s sole discretion, its “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and rules promulgated thereunder) could be deemed to exceed 8% of Counterparty’s outstanding Shares, Seller may, without Counterparty’s consent, transfer or assign all or any part of its rights or obligations under this Transaction to reduce such “beneficial ownership” to 7.5% to any third party with a rating for its (or, if applicable, its Credit Support Provider’s) long term, unsecured and unsubordinated indebtedness of AA or better by Standard & Poor’s Ratings Service or its successor (“S&P”), or Aa3 or better by Moody’s Investors Service (“Moody’s”) or, if either S&P or Moody’s ceases to rate such debt, at least an equivalent rating or better by a substitute rating agency mutually agreed by Company and Seller. If after Seller’s commercially reasonable efforts, Seller is unable to effect such a transfer or assignment on pricing terms reasonably acceptable to Seller and within a time period reasonably acceptable to Seller of a sufficient number of Options to reduce Seller’s “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and rules promulgated thereunder) to 7.5% of Counterparty’s outstanding Shares or less, Seller may designate any Exchange Business Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of this Transaction, such that its “beneficial ownership” following such partial termination will be equal to or less than 7.5%. In the event that Seller so designates an Early Termination Date with respect to a portion of this Transaction, a payment shall be made pursuant to Section 6 of the Agreement as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to this Transaction and a Number of Options equal to the Terminated Portion, (ii) Counterparty shall be the sole Affected Party with respect to such partial termination and (iii) such Transaction shall be the only Terminated Transaction; provided that if the circumstances giving rise to such partial termination arose primarily due to the actions of Lehman Brothers, then Lehman Brothers and Counterparty both shall be Affected Parties. In circumstances in which the foregoing provisions relating to Seller’s right to transfer or assign its rights or obligations under the Transaction are not applicable, Seller may transfer any of its rights or delegate its obligations under this Transaction to any of its affiliates the obligations of which are guaranteed by Seller’s Credit Support Provider or, in other cases, with the prior written consent of Buyer, which consent shall not be unreasonably withheld.

Global Deal ID: 311 7730

Matters Relating to Agent:

LBI is acting as agent on behalf of Buyer and Seller for the Transaction. LBI has no obligations, by guarantee, endorsement or otherwise, with respect to the performance of the Transaction by either party.

Regulatory Provisions:
(a)  Buyer represents and warrants that it has received and read and understands the Notice of  Regulatory Treatment and the OTC Option Risk Disclosure Statement.

(b)  The Agent will furnish Buyer upon written request a statement as to the source and amount of any  remuneration received or to be received by the Agent in connection with the Transaction evidenced hereby.

ISDA Master Agreement:

With respect to the Agreement, Seller and Counterparty each agree as follows:

“Specified Entity” means in relation to Seller and in relation to Counterparty for purposes of this Transaction: Not applicable.

The definition of “Specified Transaction” in Section 14 of this Agreement is hereby amended by adding the text “commodity transaction, credit derivative transaction, repurchase or reverse purchase transaction, securities lending transaction, futures transaction, prime brokerage or margin lending transaction” after the words “foreign exchange transaction” in the sixth line thereof and by replacing the words “any other similar transaction” in the eighth line thereof with the text “any other transaction between the parties”. “Specified Transaction” shall exclude any default under a Specified Transaction if caused solely by the general unavailability of the currency in which payments under such Specified Transaction are denominated due to exchange controls or other governmental action.

The “Cross Default” provisions of Section 5(a)(vi) of the Agreement will not apply to Seller and will not apply to Counterparty.

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Agreement will not apply to Seller and will not apply to Counterparty.

The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to Seller or to Counterparty.

Payments on Early Termination. For the purpose of Section 6(e) of the Agreement: (i) Loss (which shall be determined using commercially reasonable procedures in order to produce a commercially reasonable result) shall apply; and (ii) the Second Method shall apply.

“Termination Currency” means USD.

Tax Representations.

(a)
Payer Representations. For the purpose of Section 3(e) of the Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

Global Deal ID: 311 7730

(b)	Payee Representations. For the purpose of Section 3(f) of the Agreement, each party makes the following representations to the other party:

(i) Lehman Brothers represents that it is a company organized under the laws of Delaware.

(ii) Counterparty represents that it is a corporation incorporated in Delaware.

Delivery Requirements. For the purpose of Sections 4(a)(i) and (ii) of the Agreement, each party agrees to deliver the following documents:

(a)	Tax forms, documents or certificates to be delivered are:

Counterparty agrees to complete (accurately and in a manner reasonably satisfactory to Lehman Brothers), execute, and deliver to Lehman Brothers, United States Internal Revenue Service Form W-9 or W-8 BEN, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by Lehman Brothers; and (iii) promptly upon learning that any such form(s) previously provided by Counterparty has become obsolete or incorrect.

(b)	Other documents to be delivered:

Party Required to Deliver Document	Document Required to be Delivered	When Required	Covered by Section 3(d) Representation
Counterparty	Evidence of the authority and true signatures of each official or representative signing this Confirmation	Upon or before execution and delivery of this Confirmation	Yes
Counterparty
Certified copy of the resolution of the Board of Directors or equivalent document authorizing the execution and delivery of this Confirmation and such other certificates as Seller shall reasonably request
		Upon or before execution and delivery of this Confirmation	Yes
Seller	Guarantee of its Credit Support Provider, substantially in the form of Exhibit A attached hereto, together with evidence of the authority and true signatures of the signatories, if applicable	Upon or before execution and delivery of this Confirmation	No

Additional Notice Requirements. Counterparty hereby agrees to promptly deliver to Seller a copy of all notices and other communications required or permitted to be given to the holders of any Reference Notes pursuant to the terms of the Note Indenture on the dates so required or permitted in the Note Indenture and all other notices given and other communications made by Counterparty in respect of the Reference Notes to holders of any Reference Notes. Counterparty further covenants to Seller that it shall promptly notify Seller of each Conversion Date, Amendment Event (including in such notice a detailed description of any such amendment) and Repayment Event (identifying in such notice the nature of such Repayment Event and the principal amount at maturity of Reference Notes being paid).

Global Deal ID: 311 7730

Addresses for Notices. For the purpose of Section 12(a) of the Agreement: Address for notices or communications to Seller for all purposes:

Address:	Lehman Brothers Inc., acting as Agent
Lehman Brothers OTC Derivatives Inc., acting as Principal
745 Seventh Avenue
New York, NY 10019

Attention:	Andrew Yare - Transaction Management Group
Telephone:	212 526 9986
Facsimile:	646 885 9546

Additionally, a copy of all notices pursuant to Sections 5, 6, and 7 as well as any changes to Counterparty’s address, telephone number or facsimile number should be sent to:

Address:	Lehman Brothers Inc., acting as Agent
Lehman Brothers OTC Derivatives Inc., acting as Principal
745 Seventh Avenue
New York, NY 10019

Attention:	Steve Roti - US Equity Linked
Telephone:	212 526 0055
Facsimile:	917 552 0561

Address for notices or communications to Counterparty for all purposes:

Address:	1450 Broadway, 4th Floor
New York, NY 10018

Attention:	Chief Executive Officer
Facsimile No.:	212 391 0127
Telephone No.:	212 730 0030

In addition, in the case of notices or communications relating to Section 5, 6, 11 or 13 of this Agreement, a second copy of any such notice or communication shall be addressed to the attention of Counterparty’ General Counsel as follows:

Address:	1450 Broadway, 4th Floor
New York, NY 10018

Attention:	General Counsel
Facsimile No.:	212 391 0127
Telephone No.:	212 819 2089;

and

Firm:	Blank Rome LLP
Address:	405 Lexington Avenue
New York, NY 10174

Attention:	Robert J. Mittman, Esq.
Facsimile No.:	212 885 5001
Telephone No.:	212 885 5000

Global Deal ID: 311 7730

Process Agent. Seller does not appoint a Process Agent:

                         Counterparty does not appoint a Process Agent.

Multibranch Party. For the purpose of Section 10(c) of the Agreement: Neither Seller nor Counterparty is a Multibranch Party.

Calculation Agent. "Calculation Agent" means Lehman Brothers, acting in good faith and in a commercially reasonable manner.

Credit Support Document.

Seller: Guarantee of Lehman Brothers Holdings Inc. in the form attached hereto as Exhibit A.

Counterparty: Not Applicable

Credit Support Provider.

With respect to Seller: Lehman Brothers Holdings Inc.

With respect to Counterparty: Not Applicable.

Governing Law.  This Confirmation will be governed by, and construed in accordance with, the laws of the State of New York.

Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Transaction. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

Netting of Payments. The provisions of Section 2(c) of the Agreement shall not be applicable to this Transaction.

Basic Representations. Section 3(a) of the Agreement is hereby amended by the deletion of “and” at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi), as follows:

Eligible Contract Participant; Line of Business. Each party agrees and represents that it is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended (“CEA”), this Agreement and the Transaction thereunder are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(33) of the CEA, and it has entered into this Confirmation and this Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.

Global Deal ID: 311 7730

Acknowledgements:

(a)	The parties acknowledge and agree that there are no other representations, agreements or other undertakings of the parties in relation to this Transaction, except as set forth in this Confirmation.

(b)	The parties hereto intend for:

(i)
Seller to be a “financial institution” as defined in Section 101(22) of Title 11 of the United States Code (the “Bankruptcy Code”) and this Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and a “swap agreement” as defined in Section 101(53C) of the Bankruptcy Code, qualifying for the protections of, among other sections, Sections 362(b)(6), 362 (b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code;

(ii)
a party’s right to liquidate this Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(iii)	all payments for, under or in connection with this Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Amendment of Section 6(d)(ii). Section 6(d)(ii) of the Agreement is modified by deleting the words “on the day” in the second line thereof and substituting therefore “on the day that is three Local Business Days after the day.” Section 6(d)(ii) is further modified by deleting the words “two Local Business Days” in the fourth line thereof and substituting therefore “three Local Business Days.”

Amendment of Definition of Reference Market-Makers. The definition of “Reference Market-Makers” in Section 14 is hereby amended by adding in clause (a) after the word “credit” and before the word “and” the words “or to enter into transactions similar in nature to the Transaction.”

Consent to Recording. Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Confirmation. To the extent that one party records telephone conversations (the “Recording Party”) and the other party does not (the “Non-Recording  Party”), the Recording Party shall in the event of any dispute, make a complete and unedited copy of such party’s tape of the entire day’s conversations with the Non-Recording Party’s personnel available to the Non-Recording Party. The Recording Party’s tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party’s policy unless one party notifies the other that a particular transaction is under review and warrants further retention.

Disclosure. Each party hereby acknowledges and agrees that Seller has authorized Counterparty to disclose this Transaction and any related hedging transaction between the parties if and to the extent that Counterparty reasonably determines (after consultation with Seller) that such disclosure is required by law or by the rules of the NASDAQ Global Market or any securities exchange. Notwithstanding the foregoing, effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

Severability. If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Global Deal ID: 311 7730

Affected Parties. For purposes of Section 6(e) of the Agreement, each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.

[Signatures follow on separate page]

Global Deal ID: 311 7730

Execution Copy

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Very truly yours,
LEHMAN BROTHERS OTC DERIVATIVES INC.

By: /s/ Anatoly Kozlov
Name: Anatoly Kozlov
Title: Authorized Signatory

Confirmed as of the date first above written:
ICONIX BRAND GROUP, INC.

By: /s/ Neil Cole
Name: Neil Cole
Title: Chairman, President and CEO

Acknowledged and agreed as to matters to the Agent:

LEHMAN BROTHERS INC.,

Solely in its capacity as Agent hereunder

By: /s/ illegible
Name:
Title: Authorized Signatory

Execution Copy

EXHIBIT A
GUARANTEE OF LEHMAN BROTHERS HOLDINGS INC.

LEHMAN BROTHERS OTC DERIVATIVES INC. (“Party A”) and ICONIX BRAND GROUP, INC.  (“Party B”) have entered into a Confirmation, dated as of June 14, 2007 and amended and restated as of June 18, 2007, (the “Confirmation”) which evidences a transaction entered into between Party A and Party B (the “Transaction”), which Confirmation supplements, forms part of, and will be read and construed as one with, the ISDA Master Agreement referred to therein (collectively referred to as the “Agreement”). This Guarantee is a Credit Support Document as contemplated in the Agreement. For value received, and in consideration of the financial accommodation accorded to Party A by Party B under the Agreement, LEHMAN BROTHERS HOLDINGS INC., a corporation organized and existing under the laws of the State of Delaware (“Guarantor”), hereby agrees to the following:

(a) Guarantor hereby unconditionally guarantees to Party B the due and punctual payment of all amounts payable by Party A in connection with each Transaction when and as Party A’s obligations thereunder shall become due and payable in accordance with the terms of the Agreement (whether at maturity, by acceleration or otherwise). Guarantor hereby agrees, upon written demand by Party B, to pay or cause to be paid any such amounts punctually when and as the same shall become due and payable.

(b) Guarantor hereby agrees that its obligations under this Guarantee constitute a guarantee of payment when due and not of collection.

(c) Guarantor hereby agrees that its obligations under this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of any obligation of Party A under the Agreement, the absence of any action to enforce Party A’s obligations under the Agreement, any waiver or consent by Party B with respect to any provisions thereof, the entry by Party A and Party B into any amendments to the Agreement, additional Transactions under the Agreement or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (excluding the defense of payment or statute of limitations, neither of which is waived) provided, however, that Guarantor shall be entitled to exercise any right that Party A could have exercised under the Agreement to cure any default in respect of its obligations under the Agreement or to setoff, counterclaim or withhold payment with respect to any Event of Default or Potential Event of Default, but only to the extent such right is provided to Party A under the Agreement. The Guarantor acknowledges that Party A and Party B may from time to time enter into one or more Transactions pursuant to the Agreement and agrees that the obligations of the Guarantor under this Guarantee will upon the execution of any such Transaction by Party A and Party B extend to all such Transactions without the taking of further action by the Guarantor.

(d) This Guarantee shall remain in full force and effect until receipt by Party B of a written notice of termination from Guarantor. Termination of this Guarantee shall not affect Guarantor’s liability hereunder as to obligations incurred or arising out of Transactions entered into prior to the termination hereof.

(e) Guarantor further agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligation or interest thereon is rescinded or must otherwise be restored by Party B upon an Event of Default as set forth in Section 5(a)(vii) of the Master Agreement affecting Party A or Guarantor.

(f) Guarantor hereby waives (i) promptness, diligence, presentment, demand of payment, protest, order and, except as set forth in paragraph (a) hereof, notice of any kind in connection with the Agreement and this Guarantee, or (ii) any requirement that Party B exhaust any right to take any action against Party A or any other person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guarantee.

(g) Guarantor shall have no right of subrogation with respect to any payments made under this Guarantee until all obligations of the Guaranteed Party under the Agreement are paid in full.

(h) Guarantor represents and warrants (which representations and warranties shall be deemed to have been made by Guarantor on the date of each Transaction) that:

i. Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware;

ii. Guarantor has the legal capacity and the legal right to execute and deliver this Guarantee and to perform Guarantor’s obligations hereunder;

iii. no consent or authorization of, filing with, or other act by or in respect of, any governmental authority and no consent of any other person (including, without limitation, any creditor of Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

iv. this Guarantee has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws; and

v. the execution, delivery and performance of this Guarantee will not violate any provision of the certificate of incorporation, by laws or other organizational documents of Guarantor, or any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon Guarantor or any of its property or to which Guarantor or any of its property is subject.

(i) Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(j) No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege, and no waiver by Party B of any right or remedy hereunder on any one occasion shall be construed as a bar to any right or remedy which Party B would otherwise have on any future occasion. No failure to exercise, nor any delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(k) If any term, provision, covenant, or condition of this Guarantee, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Guarantee had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Guarantee as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Guarantee and the deletion of such portion of this Guarantee will not substantially impair the respective benefits or expectations of the parties to this Guarantee.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles. All capitalized terms not defined in this Guarantee, but defined in the Agreement, shall have the meanings assigned thereto in the Agreement.

IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be executed by its duly authorized officer as of the date of the Agreement.

LEHMAN BROTHERS HOLDINGS INC.

By: ______________________________________
Name:
Title:
Date: